Exhibit 99.1

Zix Reports Third Quarter and Nine Month 2017 Financial Results

ZixProtect and ZixArchive Performing Ahead of Plan, Contributing to a Strong Core Business and Contributing to Healthy New First Year Orders

DALLAS — October 24, 2017 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leader in email security, today announced financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 8% to a record $16.6 million

•	Annual contract value increased 10% to a record $66.1 million

•	New first year orders increased 11% to $2.1 million

•	GAAP net income increased 8% to $1.9 million

•	GAAP fully diluted earnings per share increased 5% to $0.03

•	Non-GAAP fully diluted earnings per share increased 5% to $0.07

•	Adjusted EBITDA increased 7% to $4.6 million

•	Cash flow from operations increased to a company record $6.7 million

•	The company ended the quarter with $32.8 million in cash and no debt

Management Commentary

“Following successful launches in the prior quarter, ZixProtect and ZixArchive continued to perform well ahead of our internal plan,” said Dave Wagner, Zix’s Chief Executive Officer. “Our early traction with these solutions has validated the timely rollout of our bundled product suite, when many customers are increasingly seeking more value from fewer vendors. During the quarter, several partner-based accounts fell behind their deployment schedules, and therefore their contributions could not be included in our third quarter revenue results. We also experienced weakness in our customer renewals which was largely driven by customer M&A activity. Our strategic decision to enter into the advanced threat protection and email archiving markets while also strengthening our hosted solution better positions us to mitigate these pressures and drive greater long-term value for our customers.”

Zix’s Chief Financial Officer Dave Rockvam added: “New first year orders during the third quarter increased 11.4% and experienced a solid boost due to the recent introductions of ZixProtect and ZixArchive. We also experienced solid year-over-year revenue growth and achieved record revenue for the 14th quarter in a row. Additionally, we achieved our non-GAAP fully diluted earnings per share guidance of $0.07. Complementing these healthy results was our return to achieving a 28% adjusted

EBITDA margin, which we forecasted in the prior quarter and which is consistent with our long-term model. Looking ahead, we expect similar strong bottom-line results but expect a slight impact to our previously forecasted topline.”

Wagner continued: “We are driven by innovation and our commitment to our customers to provide the very best email security solution possible, which is why we acquired Entelligence Messaging Server (EMS) during the third quarter. The EMS technology will be integrated into our ZixEncrypt roadmap to enhance our end-to-end encryption capabilities, as well as give us more delivery and deployment options and FIPS validated cryptography, which will give us an added edge when marketing to new customers and upselling existing ones. When combined with the portfolio expansion from our Greenview Data acquisition earlier in the year, we believe our enhanced product suite positions us as not only the gold standard in email encryption but in the broader email security market as well.”

Third Quarter 2017 Operational Highlights

•	Acquired Entelligence Messaging Server business to strengthen Zix’s industry-leading email encryption solutions

•	Entered into a strategic partnership with Digital Guardian, a next-generation data protection platform, to bring together best-in-class email encryption with enterprise data loss prevention

Third Quarter 2017 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q3 2017	Q3 2016	Change (1)
Revenue	$16.6	$15.3	8.4%
GAAP Gross Profit	$13.3	$12.7	5.2%
GAAP Net Income	$1.9	$1.8	7.7%
GAAP Net Income Per Share – Diluted	$0.03	$0.03	5.0%
EBITDA (2)	$3.7	$3.2	16.1%
EBITDA Margin	22.3%	20.8%	1.5 pt
Non-GAAP Adjusted Gross Profit (3)	$13.4	$12.7	5.8%
Non-GAAP Adjusted Net Income (3)	$3.9	$3.6	8.0%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.07	$0.07	5.3%
Adjusted EBITDA (3)	$4.6	$4.3	6.7%
Adjusted EBITDA Margin	27.7%	28.1%	(0.4 pts)
New First Year Orders	$2.1	$1.9	11.4%
Total Orders	$14.3	$16.5	(13.6%)
Backlog (4)	$75.0	$81.6	(8.2%)

Fiscal Nine Months 2017 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	YTD 2017	YTD 2016	Change (1)
Revenue	$48.9	$44.6	9.6%
GAAP Gross Profit	$39.5	$36.7	7.6%
GAAP Net Income	$4.8	$3.9	23.6%
GAAP Net Income Per Share – Diluted	$0.09	$0.07	24.6%
EBITDA (2)	$10.5	$7.8	33.7%
EBITDA Margin	21.4%	17.5%	3.9 pts
Non-GAAP Adjusted Gross Profit (3)	$39.9	$36.9	8.0%
Non-GAAP Adjusted Net Income (3)	$11.1	$10.3	7.9%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.20	$0.19	8.7%
Adjusted EBITDA (3)	$13.3	$12.3	7.7%
Adjusted EBITDA Margin	27.2%	27.7%	(0.5 pts)
New First Year Orders	$6.8	$6.8	(0.0%)
Total Orders	$44.3	$52.7	(15.9%)

(1)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding
(2)	Adjusted earnings before interest, taxes, depreciation and amortization
(3)	A reconciliation of GAAP to non-GAAP adjusted results is included in this press release and available on our investor relations Web page at http://investor.zixcorp.com
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Financial Outlook

For the fourth quarter 2017, the company forecasts revenue to range between $16.6 million and $16.8 million, representing an increase of 7% to 8% year-over-year. The company forecasts fully diluted GAAP earnings per share to be in a range of $0.02 and $0.03 and fully diluted non-GAAP adjusted earnings per share to be $0.08 for the fourth quarter 2017.

For fiscal year 2017, the company is revising its revenue guidance range to between $65.5 million to $65.7 million, representing an increase of 9% compared to fiscal year 2016. The company forecasts fully diluted GAAP earnings per share to be between $0.10 and $0.12 and reiterates its fully diluted non-GAAP adjusted earnings per share guidance of $0.28 for fiscal year 2017.

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (October 24, 2017) at 5:00 p.m. ET (2:00 p.m. PT).

A live webcast of the conference call will be available in the investor section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 93297452. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

An audio replay of the conference will be available for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 93297452. An archive of the webcast will also be available on the Zix investor relations Web site.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

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Zix Company Contact Taylor Johnson (214) 370-2134 tjohnson@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand, CFA Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue or earnings, potential benefits of strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to market acceptance of new Zix solutions and how privacy and data security laws may affect demand for Zix email data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent filing on Form 10-K with the Securities and Exchange Commission.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017 (unaudited)	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$32,760,000	$26,457,000
Receivables, net	1,235,000	1,209,000
Prepaid and other current assets	3,039,000	2,829,000

Total current assets	37,034,000	30,495,000
Property and equipment, net	4,175,000	3,976,000
Intangible Assets, Net	4,828,000	—
Goodwill	8,420,000	2,161,000
Deferred tax assets	40,901,000	45,726,000

Total assets	$95,358,000	$82,358,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,443,000	$4,720,000
Deferred revenue	28,543,000	25,773,000

Total current liabilities	33,986,000	30,493,000
Long-term liabilities:
Deferred revenue	1,912,000	1,448,000
Deferred rent	1,230,000	1,347,000

Total long-term liabilities	3,142,000	2,795,000

Total liabilities	37,128,000	33,288,000
Total stockholders’ equity	58,230,000	49,070,000

Total liabilities and stockholders’ equity	$95,358,000	$82,358,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$16,592,000	$15,308,000	$48,863,000	$44,566,000

Cost of revenue	3,272,000	2,652,000	9,342,000	7,824,000

Gross profit	13,320,000	12,656,000	39,521,000	36,742,000
Operating expenses:
Research and development	2,916,000	2,619,000	8,047,000	7,118,000
Selling, general and administrative	7,514,000	7,484,000	23,282,000	23,656,000

Total operating expenses	10,430,000	10,103,000	31,329,000	30,774,000

Operating income	2,890,000	2,553,000	8,192,000	5,968,000
Operating margin	17%	17%	17%	13%

Other income, net	86,000	74,000	230,000	183,000

Income before income taxes	2,976,000	2,627,000	8,422,000	6,151,000
Income tax expense	(1,070,000)	(858,000)	(3,603,000)	(2,252,000)

Net income	$1,906,000	$1,769,000	$4,819,000	$3,899,000

Basic income per common share:	$0.04	$0.03	$0.09	$0.07

Diluted income per common share:	$0.03	$0.03	$0.09	$0.07

Shares used in per share calculation - basic	53,786,876	52,714,544	53,443,749	54,157,050

Shares used in per share calculation - diluted	54,631,407	53,262,075	54,263,258	54,699,207

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating activities:
Net income	$4,819,000	$3,899,000
Non-cash items in net income	7,262,000	5,053,000
Changes in operating assets and liabilities	1,903,000	4,272,000

Net cash provided by operating activities	13,984,000	13,224,000

Investing activities:
Purchases of property and equipment	(1,754,000)	(1,772,000)
Acquisition of business, net of cash acquired	(8,245,000)	—

Net cash used in investing activities	(9,999,000)	(1,772,000)

Financing activities:
Proceeds from exercise of stock options	4,198,000	155,000
Purchase of Treasury Stock	(1,880,000)	(15,499,000)

Net cash provided by (used in) financing activities	2,318,000	(15,344,000)

Increase (Decrease) in cash and cash equivalents	6,303,000	(3,892,000)
Cash and cash equivalents, beginning of period	26,457,000	28,664,000

Cash and cash equivalents, end of period	$32,760,000	$24,772,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2017	2016	2017	2016
Revenue:
GAAP revenue		$16,592,000	$15,308,000	$48,863,000	$44,566,000

Cost of revenue
GAAP cost of revenue		$3,272,000	$2,652,000	$9,342,000	$7,824,000
Stock-based compensation charges (1)	(A)	(78,000)	(55,000)	(226,000)	(171,000)
Strategic consulting and litigation costs (2)	(B)	(1,000)	—	(3,000)	—
Intangible Amortization (3)	(C)	(50,000)	—	(100,000)	—

Non-GAAP adjusted cost of revenue		$3,143,000	$2,597,000	$9,013,000	$7,653,000

Gross profit:
GAAP gross profit		$13,320,000	$12,656,000	$39,521,000	$36,742,000
Stock-based compensation charges (1)	(A)	78,000	55,000	226,000	171,000
Strategic consulting and litigation costs (2)	(B)	1,000	—	3,000	—
Intangible Amortization (3)	(C)	50,000	—	100,000	—

Non-GAAP adjusted gross profit		$13,449,000	$12,711,000	$39,850,000	$36,913,000

Research and development expense
GAAP research and development expense		$2,916,000	$2,619,000	$8,047,000	$7,118,000
Stock-based compensation charges (1)	(A)	(98,000)	(63,000)	(276,000)	(215,000)
Strategic consulting and litigation costs (2)	(B)	(52,000)	—	(55,000)	—

Non-GAAP adjusted research and development expense		$2,766,000	$2,556,000	$7,716,000	$6,903,000

Selling and marketing expense
GAAP selling and marketing expense		$4,852,000	$4,705,000	$15,247,000	$14,197,000
Stock-based compensation charges (1)	(A)	(234,000)	(156,000)	(670,000)	(460,000)
Strategic consulting and litigation costs (2)	(B)	(1,000)	—	(2,000)	—
Intangible Amortization (3)	(C)	(57,000)	—	(113,000)	—

Non-GAAP adjusted selling and marketing expense		$4,560,000	$4,549,000	$14,462,000	$13,737,000

General and administrative expense
GAAP general and administrative expense		$2,662,000	$2,779,000	$8,035,000	$9,459,000
Stock-based compensation charges (1)	(A)	(334,000)	(177,000)	(851,000)	(687,000)
Strategic consulting and litigation costs (2)	(B)	(90,000)	(664,000)	(760,000)	(2,636,000)
Corporate separation payment (4)	(D)	—	—	(3,000)	(358,000)

Non-GAAP adjusted general and administrative expense		$2,238,000	$1,938,000	$6,421,000	$5,778,000

Operating income:
GAAP operating income		$2,890,000	$2,553,000	$8,192,000	$5,968,000
Stock-based compensation charges (1)	(A)	744,000	451,000	2,023,000	1,533,000
Strategic consulting and litigation costs (2)	(B)	144,000	664,000	820,000	2,636,000
Intangible Amortization (3)	(C)	107,000	—	213,000	—
Corporate separation payment (4)	(D)	—	—	3,000	358,000

Non-GAAP adjusted operating income		$3,885,000	$3,668,000	$11,251,000	$10,495,000

Adjusted Operating Margin		23.4%	24.0%	23.0%	23.5%

Net income:
GAAP net income		$1,906,000	$1,769,000	$4,819,000	$3,899,000
Stock-based compensation charges (1)	(A)	744,000	451,000	2,023,000	1,533,000
Strategic consulting and litigation costs (2)	(B)	144,000	664,000	820,000	2,636,000
Intangible Amortization (3)	(C)	107,000	—	213,000	—
Corporate separation payment (4)	(D)	—	—	3,000	358,000
Income tax impact	(E)	983,000	713,000	3,215,000	1,859,000

Non-GAAP adjusted net income		$3,884,000	$3,597,000	$11,093,000	$10,285,000

Diluted net income per common share:
GAAP net income per share		$0.03	$0.03	$0.09	$0.07
Adjustments per share	(A-E)	$0.04	$0.04	$0.11	$0.12

Non-GAAP adjusted net income per share		$0.07	$0.07	$0.20	$0.19

Shares used to compute Non-GAAP adjusted net income per share - diluted		54,631,407	53,262,075	54,263,258	54,699,207

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F)
Net income		$1,906,000	$1,769,000	$4,819,000	$3,899,000
Income tax provision		1,070,000	858,000	3,603,000	2,252,000
Depreciation		621,000	562,000	1,811,000	1,660,000
Intangible Amortization (3)		107,000	—	213,000	—

EBITDA		3,704,000	3,189,000	10,446,000	7,811,000

Adjustments:
Stock-based compensation charges (1)	(A)	744,000	451,000	2,023,000	1,533,000
Strategic consulting and litigation costs (2)	(B)	144,000	664,000	820,000	2,636,000
Corporate separation payment (4)	(D)	—	—	3,000	358,000

Adjusted EBITDA		$4,592,000	$4,304,000	$13,292,000	$12,338,000

Adjusted EBITDA margin		27.7%	28.1%	27.2%	27.7%

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
(1) Stock-based compensation charges are included as follows:
Cost of revenues	$78,000	$55,000	$226,000	$171,000
Research and development	98,000	63,000	276,000	215,000
Selling and marketing	234,000	156,000	670,000	460,000
General and administrative	334,000	177,000	851,000	687,000

	$744,000	$451,000	$2,023,000	$1,533,000

(2) Strategic consulting and litigation costs are included as follows:
Cost of revenues	1,000	—	3,000	—
Research and development	52,000	—	55,000	—
Selling and marketing	1,000	—	2,000	—
General and administrative	90,000	664,000	760,000	2,636,000

	$144,000	$664,000	$820,000	$2,636,000

(3) Intangible Amortization is included as follows:
Cost of revenues	50,000	—	100,000	—
Selling and marketing	57,000	—	113,000	—

	$107,000	$—	$213,000	$—

(4) Corporate separation payment is included as follows:
General and administrative	—	—	3,000	358,000

	$—	$—	$3,000	$358,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended December 31 2017	Three Months Ended December 31 2017	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
Revenue:
GAAP revenue	$16,600,000	$16,800,000	$65,500,000	$65,700,000

Diluted net income per common share:
GAAP net income	$0.02	$0.03	$0.10	$0.11
Stock-based compensation charges	$0.01	$0.01	$0.05	$0.05
Strategic consulting and litigation costs	$—	$—	$0.02	$0.02
Intangible Amortization	$0.00	$0.00	$0.01	$0.01
Corporate separation payment	$0.02	$0.02	$0.02	$0.02
Income tax impact	$0.03	$0.02	$0.08	$0.07

Non-GAAP adjusted net income	$0.08	$0.08	$0.28	$0.28

Shares used to compute Non-GAAP adjusted net income per share - diluted	54,450,000	54,450,000	54,399,631	54,399,631

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share - diluted, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share - diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share - diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.